Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
10-07

Contacts:	James Haddox, CFO	Kip Rupp / krupp@drg-e.com
	Reba Reid	Ken Dennard / ksdennard@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS 2010 FIRST QUARTER RESULTS
GAAP Diluted EPS of $0.11
HOUSTON – May 5, 2010 – Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended Mar. 31, 2010. As previously announced, Quanta completed the acquisition of Price Gregory Services, Incorporated on Oct. 1, 2009. Therefore, these reported results of operations include the results of Price Gregory in the first quarter of 2010 and are compared to the pre-acquisition historical results of Quanta for the first quarter of 2009.
     Revenues in the first quarter of 2010 were $748.3 million compared to revenues of $738.5 million in the first quarter of 2009. For the first quarter of 2010, net income attributable to common stock was $23.7 million or $0.11 per diluted share, as compared to $21.4 million or $0.11 per diluted share in the first quarter of 2009. Adjusted diluted earnings per share (a non-GAAP measure) were $0.15 for the first quarter of 2010 compared to $0.14 for the first quarter of 2009. See the attached table for a reconciliation of this non-GAAP measure to the reported GAAP measure.
     “Continuing improvement seems to be the theme for 2010, both for the economy and Quanta. Although work for the first quarter was relatively slow and the outlook for the second quarter is not robust, we are seeing more opportunities for the latter half of 2010 and beyond,” said John R. Colson, chairman and CEO of Quanta Services. “Indicative of this improvement is the number of projects awarded and projects bid since the beginning of the second quarter. In the past five weeks, we have been awarded approximately $400 million in contracts with values over $50 million each and have bid about $1.4 billion in contracts with values of more than $50 million each. The recent awards are not included in backlog as of March 31, 2010.”
OUTLOOK
     Quanta and its customers continue to operate in a challenging business environment in light of the economic downturn and tentative capital markets. Therefore, management cannot predict the timing or extent of the impact that these conditions may have on demand for Quanta’s services, particularly in the near term. The following forward-looking statements are based on current expectations and actual results may differ materially.
     Quanta expects revenues for the second quarter of 2010 to range between $900 million and $950 million. Diluted earnings per share for the second quarter of 2010 are estimated to be between $0.15 and $0.17, which includes a loss on extinguishment of debt of approximately one cent per share in connection with the redemption or conversion of all of our outstanding 3.75% Convertible Subordinated Notes due 2026. Quanta expects adjusted diluted earnings per share (a non-GAAP measure) for the second quarter of 2010 to range from $0.20 to $0.22. This non-GAAP measure is calculated on the same basis as the historical adjusted diluted earnings per share presented in this release and also excludes the loss on extinguishment of debt. Amortization of intangibles, non-cash interest expense and non-cash stock compensation expenses are forecasted to be $15.3 million for the second quarter of 2010.
     Quanta continues to expect revenues for the full year 2010 to range between $3.9 billion and $4.2 billion, with diluted earnings per share for the full year 2010 estimated to be between $0.90 and $1.00. Quanta also continues to expect adjusted diluted earnings per share (a non-GAAP measure) for the full year 2010 to range from $1.06 to $1.16. This non-GAAP measure is calculated on the same basis as the historical adjusted diluted earnings per share presented in this release and also excludes the loss on extinguishment of debt. Amortization of intangibles, non-cash interest expense and non-cash stock compensation expenses are forecasted to be approximately $61.3 million for the full year 2010.
     Quanta Services has scheduled a conference call for May 5, 2010, at 9:30 a.m. Eastern time. To participate in the call, dial (480) 629-9868 at least ten minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site at www.quantaservices.com. A replay will also be available through May 12, 2010, and may be accessed at (303) 590-3030 and using the pass code 4291394#. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600 or email kcroan@drg-e.com.

     The non-GAAP measures in this press release and on the company’s Web site are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used as an addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other GAAP to non-GAAP measures not included in this press release can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
     Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, natural gas and pipeline and telecommunication industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results and capital expenditures; growth or opportunities in particular markets; the impact of renewable energy initiatives, the economic stimulus package and other existing or potential legislative actions on future spending by customers; the potential benefits from acquisitions, including Price Gregory; the expected value of, and the scope, services, term and results of any related projects awarded under, agreements for services to be provided by Quanta; potential opportunities that may indicated by bidding activity; statements relating to the business plans or financial condition of our customers; and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; continuing declines in economic and financial conditions, including volatility in the capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of existing projects, including as a result of capital constraints that may impact our customers; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the possibility that projects bid are not awarded to Quanta; the successful negotiation, execution, performance and completion of pending and existing contracts; the ability to generate internal growth; the effect of natural gas and oil prices on Quanta’s operations and growth opportunities; the ability to effectively compete for new projects and market share; the failure of renewable energy initiatives, the economic stimulus package or other existing or potential legislative actions to result in increased demand for Quanta’s services; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; risks associated with operating in international markets; the failure to effectively integrate Price Gregory and its operations or to realize potential synergies, such as cross-selling opportunities, from the acquisition; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; the ability to successfully identify, complete and integrate acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of goodwill or other intangible asset impairments; growth outpacing infrastructure; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; potential additional risk exposure resulting from any unavailability or cancellation of third party insurance coverage; inability to enforce our intellectual property rights or the obsolescence of such rights; risks associated with the implementation of an information technology solution; potential liabilities relating to occupational health and safety matters; the potential that participation in joint ventures exposes us to liability and/or harm to our reputation for failures of our partners; risks associated with our dependence on suppliers, subcontractors and equipment manufacturers; risks associated with Quanta’s fiber optic licensing business, including regulatory changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the ability to access sufficient funding to finance desired growth and operations; the potential conversion of Quanta’s outstanding convertible subordinated notes, particularly as a result of Quanta’s planned redemption of the notes; provisions of our corporate governing documents could make an acquisition of our company more difficult; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2009, and any other documents that Quanta files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s Web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three Months Ended March 31, 2010 and 2009 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$748,283	$738,530
Cost of services (including depreciation)	619,141	621,399

Gross profit	129,142	117,131
Selling, general and administrative expenses	81,004	73,603
Amortization of intangible assets	5,848	4,906

Operating income	42,290	38,622
Interest expense	(2,864)	(2,818)
Interest income	369	1,081
Other income (expense), net	371	76

Income before income taxes	40,166	36,961
Provision for income taxes	16,066	15,471

Net income	24,100	21,490
Less: Net income attributable to noncontrolling interest	356	136

Net income attributable to common stock	$23,744	$21,354

Earnings per share attributable to common stock:
Basic earnings per share	$0.11	$0.11

Diluted earnings per share	$0.11	$0.11

Weighted average shares used in computing earnings per share:
Basic	208,673	197,704

Diluted	210,342	197,733

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$659,824	$699,629
Accounts receivable, net	672,586	688,260
Costs and estimated earnings in excess of billings on uncompleted contracts	56,674	61,239
Inventories	33,176	33,451
Prepaid expenses and other current assets	83,224	100,213

Total current assets	1,505,484	1,582,792
PROPERTY AND EQUIPMENT, net	870,260	854,437
OTHER ASSETS, net	44,756	45,345
OTHER INTANGIBLE ASSETS, net	178,994	184,822
GOODWILL	1,449,658	1,449,558

Total assets	$4,049,152	$4,116,954

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and notes payable	$364	$3,426
Accounts payable and accrued expenses	335,725	422,034
Billings in excess of costs and estimated earnings on uncompleted contracts	66,368	70,228

Total current liabilities	402,457	495,688
CONVERTIBLE SUBORDINATED NOTES, net	127,745	126,608
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	380,916	384,097

Total liabilities	911,118	1,006,393

TOTAL STOCKHOLDERS’ EQUITY	3,136,300	3,109,183
NONCONTROLLING INTEREST	1,734	1,378

TOTAL EQUITY	3,138,034	3,110,561

Total liabilities and equity	$4,049,152	$4,116,954

Quanta Services, Inc. and Subsidiaries Supplemental Data For the Three Months Ended March 31, 2010 and 2009 (In thousands, except percentages) (Unaudited)
Segment Results
     We report our results under four reporting segments: (1) Electric Power Infrastructure Services, (2) Natural Gas and Pipeline Infrastructure Services, (3) Telecommunications Infrastructure Services and (4) Fiber Optic Licensing.

	Three Months Ended March 31,
	2010		2009
Revenues:
Electric Power	$456,821	61.0%	$534,741	72.4%
Natural Gas and Pipeline	188,934	25.3%	111,425	15.1%
Telecommunications	78,226	10.5%	73,479	9.9%
Fiber Optic Licensing	24,302	3.2%	18,885	2.6%

Consolidated revenues	$748,283	100.0%	$738,530	100.0%

Operating Income (Loss):
Electric Power	$39,817	8.7%	$53,021	9.9%
Natural Gas and Pipeline	18,374	9.7%	(1,442)	(1.3%)
Telecommunications	(800)	(1.0)%	962	1.3%
Fiber Optic Licensing	12,119	49.9%	9,130	48.3%
Corporate and Non-Allocated Costs	(27,220)	N/A	(23,049)	N/A

Consolidated operating income	$42,290	5.7%	$38,622	5.2%

Backlog
     Backlog represents the amount of revenue that we expect to realize from work to be performed in the future on uncompleted contracts, including new contractual arrangements on which work has not yet begun. The backlog estimates include amounts under long-term maintenance contracts or master service agreements (MSAs), in addition to construction contracts. We estimate the amount of work to be disclosed as backlog as the estimate of future work to be performed by using recurring historical trends inherent in the current MSAs, factoring in seasonal demand and projecting customer needs based upon ongoing communications with the customer. In many instances, our customers are not contractually committed to specific volumes of services under our MSAs, and many of our contracts may be terminated with notice. There can be no assurance as to our customers’ requirements or that our estimates are accurate. In addition, many of our MSAs, as well as contracts for fiber optic licensing, are subject to renewal options. For purposes of calculating backlog, we have included future renewal options only to the extent that the renewals can reasonably be expected to occur. We also included in backlog our share of the work to be performed under contracts signed by joint ventures in which we have an interest.
     The following table presents our total backlog by reportable segment as of March 31, 2010 and December 31, 2009 along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date:

	Backlog as of
	March 31, 2010		December 31, 2009
	12 Month	Total	12 Month	Total
Electric Power	$1,277,546	$3,627,610	$1,312,141	$3,855,320
Natural Gas and Pipeline	968,658	1,271,156	847,702	1,120,795
Telecommunications	195,190	292,644	222,999	285,295
Fiber Optic Licensing	88,186	391,535	87,786	387,373

Total	$2,529,580	$5,582,945	$2,470,628	$5,648,783

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures For the Three Months Ended March 31, 2010 and 2009 (In thousands, except per share information) (Unaudited)
     The non-GAAP measure of adjusted diluted earnings per share is provided to enable investors to evaluate performance excluding the effects of items that management believes impact the comparability of operating results between periods. More particularly, (i) amortization of intangible assets are impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period-to-period; (ii) non-cash interest expense varies from period-to-period depending on the amount of the convertible subordinated notes outstanding during the period; and (iii) non-cash compensation expense may vary due to acquisition activity, factors influencing the estimated fair value of performance-based awards, estimated forfeiture rates and amounts granted during the period.

	Three Months Ended March 31,
	2010	2009
Adjusted diluted earnings per share:
Net income attributable to common stock (GAAP as reported)	$23,744	$21,354
Non-cash stock-based compensation, net of tax	3,661	2,868
Non-cash interest expense, net of tax	739	684
Amortization of intangible assets, net of tax	3,567	2,993

Adjusted net income attributable to common stock after certain non-cash adjustments	31,711	27,899
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of tax	949	—

Adjusted net income attributable to common stock for adjusted diluted earnings per share	$32,660	$27,899

Calculation of weighted average shares for adjusted diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	208,673	197,704
Effect of dilutive stock options	137	29
Effect of shares held in escrow	1,532	—
Effect of convertible subordinated notes under the “if converted” method — weighted convertible shares issuable	6,414	—

Weighted average shares outstanding for adjusted diluted earnings per share	216,756	197,733

Adjusted diluted earnings per share	$0.15	$0.14